Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2011 Employee and Consultant Stock Compensation Plan of US Natural Gas Corp (the "Company"), of our report dated April 7, 2011 with respect to the audited financial statements as set forth in the Company's Annual Report on Form 10-K, filed on April 8, 2011.

GG & Associates, PC
Certified Public Accountants
and Management Consultants
Lawrenceville, Georgia
June 28, 2011